SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2005

TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle, Santa Clara, CA (Address of principal executive offices)	95054 (Zip Code)

(408) 919-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On May 20, 2005, Transmeta Corporation (“Transmeta” or the “Company”) announced that it has received and is addressing two notices from the staff of the Nasdaq Stock Market.

Notice Regarding Late Report on Form 10-Q for Quarter Ended March 31, 2005

     On May 18, 2005, the Company received a notice from the Nasdaq Listing Qualifications staff indicating that because the Nasdaq Stock Market had not received Transmeta’s Form 10-Q for the period ended March 31, 2005 in accordance with Nasdaq Marketplace Rule 4310(c)(14), the Company’s securities are subject to potential delisting from the Nasdaq Stock Market at the opening of business on May 27, 2005, unless Transmeta requests a hearing in accordance with Nasdaq’s Marketplace Rule 4800 Series. As a result of the Company’s filing delinquency, a fifth character, “E,” is appended to its trading symbol, changing it from TMTA to TMTAE, effective May 20, 2005.

     On May 10, 2005, Transmeta filed a Notification of Late Filing on Form 12b-25 stating that its Form 10-Q for its fiscal quarter ended March 31, 2005 could not be filed timely, because the Company’s management had not had sufficient time to finish compiling certain financial and narrative information needed to complete its Form 10-Q, due to management having only recently completed its assessment of their internal controls over financial reporting as of December 31, 2004 in accordance with Section 404 of the Sarbanes-Oxley Act and the rules of the Public Company Accounting Oversight Board, which assessment Transmeta reported in its Form 10-K/A filed on April 29, 2005.

     On May 18, 2005, Transmeta filed a Form 8-K disclosing that the Company is working to complete and file its Form 10-Q as soon as practicable in order to remain in compliance with Nasdaq National Market rules.

Notice Regarding Minimum Bid Price Rule

     On May 19, 2005, Transmeta also received a notice from the Nasdaq Stock Market indicating the Company is not in compliance with the Nasdaq Stock Market’s requirements for continued listing because, for the previous 30 consecutive business days, the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 4450(a)(5) (the “Minimum Bid Price Rule”). Nasdaq stated in its notice that in accordance with the Nasdaq Marketplace Rules, Transmeta will be provided 180 calendar days, or until November 15, 2005, to regain compliance with the Minimum Bid Price Rule. This notification has no effect on the listing of the Company’s common stock at this time.

     The May 19 notice also states that if, at any time before November 15, 2005, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Nasdaq staff will provide the Company written notification that it has achieved compliance with the Minimum Bid Price Rule. However, the notice states that if the Company does not regain compliance with the Minimum Bid Price Rule by November 15,

     2005, the Nasdaq staff will provide the Company with written notification that its common stock will be delisted from the Nasdaq Stock Market.

     In the event that the Company receives notice that its common stock is delisted from the Nasdaq Stock Market, Nasdaq rules permit Transmeta to appeal any delisting determination by the Nasdaq staff to a Nasdaq Listings Qualifications Panel. In addition, in the event that such a delisting determination was based solely on non-compliance with the Minimum Bid Price Rule, Nasdaq Marketplace Rule 4450(i) may permit the Company to transfer its common stock to the Nasdaq’s Small Cap Market if the Company’s common stock satisfies all criteria for initial inclusion on such market other than compliance with the Minimum Bid Price Rule. In the event of such a transfer, the Nasdaq Marketplace Rules provide that the Company would be provided an additional 180 calendar days to comply with the Minimum Bid Price Rule.

Safe Harbor Statement
This current report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this current report, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risk factors that could have material or adverse effects on our results include general economic and political conditions, specific conditions and volatility in the markets that we address, difficulties or delays in implementing our restructuring plan, the potential loss of key technical and business personnel resulting from our restructuring plan, practical challenges in modifying our business model, the adoption and market acceptance of our products and technologies by current and potential customers and licensees, our inability to predict or ensure that third parties will license our technologies or use our technologies to generate royalties, the rescheduling or cancellation of significant customer orders, difficulties in developing or manufacturing our products in a timely and cost effective manner, our dependence on third parties for sourcing materials and providing manufacturing services, intense competition and competitive pressures, the ability to enter strategic collaborations or raise financing on satisfactory terms, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent reports on Forms 10-K and 10-K/A, which describe these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: May 20, 2005	By:	/s/ John O'Hara Horsley
John O'Hara Horsley
Vice President, General Counsel & Secretary